Exhibit 23.1

Onestop Assurance PAC
Co. Registration No.: 201823302D
10 Anson Road #21-14 International Plaza Singapore, 079903
Email: audit@onestop-audit.com Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated September 5, 2025 (except for Note 1, 2, 11, 12, 28, 33 and the effects of the resulting retrospective adjustments, as to which the date is October 16, 2025) in the Registration Statement on Form F-1 under the Securities Act of 1933 with respect to the consolidated statements of financial position of I Bella Sdn Bhd and its subsidiaries (“I Bella Group”) as of March 31, 2025 and 2024, the related consolidated statements of comprehensive income, changes in shareholders’ equity and cash flows, for each of the two years in period ended March 31, 2025 and 2024.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ OneStop Assurance PAC

OneStop Assurance PAC

Singapore

March 9, 2026